Exhibit 10(o)

FORM OF

Amendment

Directors’ Fee Deferral Agreement

This Amendment to the Directors’ Fee Deferral Agreement is entered into as of [date], by and between Sandy Spring Bank (referred to as the “Bank”), and [name] (the “Director”).

WHEREAS, the Director and the Bank previously entered into a Directors’ Fee Deferral Agreement dated [date] (the “Deferral Agreement”) pursuant to which the Director deferred the receipt of directors’;

WHEREAS, the Director has not deferred director’s fees pursuant to the Deferral Agreement for any period of time after December 31, 2004, and, thus the Deferral Agreement is intended to be grandfathered for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “pre-409A document”); and

WHEREAS, the Director has deferred director’s fees pursuant to another document since January 1, 2005, which meet the requirements of Section 409A of the Internal Revenue Code (the “post-409A document”); and

WHEREAS, the Director and the Bank desire to make an amendment to the Deferral Agreement to coordinate benefits under the pre-409A and post-409A documents; and

WHEREAS, the parties intend that this amendment not be considered “material” for purposes of causing the pre-409A document to have to meet the requirements of Section 409A of the Internal Revenue Code.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Deferral Agreement as follows:

1.  Section 5.1.1 is deleted in its entirety and replaced with the following new Section 5.1.1 to read as follows:

5.1.1    Insurance Policy in Effect.  If the Director dies while the Insurance Policy is validly in effect, the benefit under Section 5.1 is the greater of (a) the applicable Projected Benefit for the payment method in effect at death as shown on the last effective annual statement of insurance benefit prepared for delivery to the Director under this plan, or (b) the sum of (i) the payout of the Deferral Account balance at the date of the Director’s death under the payment method in effect at death under this plan plus (ii) Deferral Account balance at the date of the Director’s death under the Sandy Spring Bank Directors’ Deferred Compensation Plan.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment to the Deferral Agreement, or have caused this Amendment to the Deferral Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

SANDY SPRING BANK

By:

Title:

DIRECTOR

Name